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                                                                                                                      Exhibit 8.1

                                                       SIGNIFICANT SUBSIDIARIES

Significant Subsidiary                            Jurisdiction of Incorporation               Business Name
TV Azteca, S.A. de C.V.                                       Mexico                       TV Azteca
Television Azteca, S.A. de C.V.                               Mexico                       Television Azteca
Grupo TV Azteca, S.A. de C.V.                                 Mexico                       Grupo TV Azteca
Azteca Digital, S.A. de C.V.                                  Mexico                       Azteca Digital
Red Azteca Internacional, S.A. de C.V.                        Mexico                       Red Azteca Internacional
Azteca International Corporation                              Delaware                     Azteca America
Unefon, S.A. de C.V.                                          Mexico                       Unefon

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